Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BioVeris Corporation on Form S-8 of our report dated September 25, 2003, appearing in the Registration Statement on No. 333-109196 on Form S-4.


Deloitte & Touche LLP
/s/ Deloitte & Touche LLP
-------------------------
McLean, Virginia
February 26, 2004